Exhibit 99.1

Investor Presentation June 2019

2 SAFE HARBOR STATEMENT This document contains forward - looking statements within the meaning of the safe harbor provisions of the U . S . Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward - looking information” within the meaning of applicable Canadian securities laws . These forward - looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance . These forward - looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning . All of the forward - looking statements included in this document are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada . Forward - looking statements involve risks and uncertainties . Forward - looking statements in this document include, but are not limited to, statements about expected financial results, outlook and related assumptions, potential acquisition activity and return of capital to shareholders . Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward - looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the U . S . Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada . You should not place undue reliance on forward - looking statements, which speak only as of the date of this document . Waste Connections undertakes no obligation to update the forward - looking statements set forth in this document, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws .

3 WCN: INVESTMENT HIGHLIGHTS  Third largest solid waste company in North America  ~$28 billion enterprise value; ~$13 billion assets ; over 16,000 employees  Differentiated strategy…Differentiated results  Only company focused on secondary and exclusive markets  Sector - leading EBITDA and free cash flow margins  Sector - leading conversion of EBITDA to free cash flow  Well positioned for additional strategic growth opportunities  Very active current M&A environment  Proven management team creating substantial shareholder value  Approximately 1.5x the average shareholder return of WM and RSG, over 2x the S&P 500, and over 5x the return of the TSX60 over the past decade  2018 was our 15 th consecutive year of positive shareholder returns  Increasing return of capital to shareholders  Annual double - digit percentage dividend increases plus opportunistic share repurchases

4 KEYS TO SUCCESS…WHAT WE BELIEVE  Solid waste is a commodity business  Lowest price provider wins  Basic level of service expectation by customers  Private companies in competitive markets often dictate collection margins  Success is driven by:  Market selection => determines sustainability and direction of returns  Asset and contractual positioning => facilitates pricing growth/retention  Execution at the local level  Free cash flow drives value creation  The company that wins with Human Capital, delivers over the long term  Culture Matters

5 TARGETING ATTRACTIVE MARKETS Integrated Operations Non - Integrated Operations Exclusive Markets: #1 EBITDA margin #1 EBIT margin #1 FCF margin #1 ROA #3 EBITDA margin #2(tie) EBIT margin #2 FCF margin #2 ROA Competitive Markets: #2 EBITDA margin #2(tie) EBIT margin #3 FCF margin #3 ROA #4 EBITDA margin #4 EBIT margin #4 FCF margin #4 ROA Note: Rankings reflect relative attractiveness to WCN Attractive if High Mkt Share & Disposal Neutral

6 OUR DIFFERENTIATED STRATEGY  Exclusive solid waste markets  Vertically integrated, or  Non - integrated  Competitive solid waste markets  Secondary markets with  High collection market share and  Vertically integrated or disposal neutral  Niche opportunities  E&P waste => disposal - oriented business; well - positioned assets in active oil/gas basins  Strategic approach to segments of urban markets => drive results in line with secondary markets

7 STRATEGIC IMPLICATIONS  Consistent pricing  Lower customer churn rates  Comparably better core price + volume growth  Higher EBITDA and EBIT margins  Strong conversion of EBITDA to free cash flow  Attractive returns on invested capital  Our success: not dependent on behavior or execution of other national players  Our strategy: resilient in a weak economy; levered to improving economy

8 REVENUE MIX: ~85% US & ~15% CANADA

9 WCN: FINANCIAL HIGHLIGHTS * A Non-GAAP measure; see appendix for reconciliation tables. 2019e based on February 2019 outlook. $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2016 2017 2018 2019e $ Millions Revenue 44.0% 48.0% 52.0% 56.0% 60.0% $600 $1,000 $1,400 $1,800 2016 2017 2018 2019e $ Millions Adjusted EBITDA and EBITDA - FCF Conversion * EBITDA FCF as % of EBITDA 15.5% 16.0% 16.5% 17.0% 17.5% 18.0% 18.5% 19.0% $200 $400 $600 $800 $1,000 2016 2017 2018 2019e $ Millions Adjusted Free Cash Flow * FCF FCF as % of Revenue

10 WCN: 10 - YEAR OUTPERFORMANCE ____________ A s of 4/30/19. 166% 181% 108% 455% 316% 511% 138% 759% 0 100 200 300 400 500 600 700 800 900 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 WCN WM RSG S&P 500 S&P/TSX Composite Index

11 FINANCIAL DISCUSSION

12 2019 OUTLOOK (as of February 13 th )  Revenue: $5.310 billion  Solid w aste organic price + volume growth  Price: 4.5%, in line with 2018; Volume: down 0.5%, with underlying flat  Recycling: commodity values assumed in the range of current lev els  E&P Waste Activity: assumed in line with 2018  Net income attributable to Waste Connections: $636.0 million  Adjusted EBITDA: $1.705 billion, or 32.1% of revenue  Up 30 bps YoY (up 65 bps net of rollover M&A impact)  Net cash provided by operating activities: $1.525 billion  Adjusted Free Cash Flow: $950 million  ~17.9% of revenue and over 55% of EBITDA  Expect double - digit adjusted free cash f low p er s hare growth in 2019  Any increases in volumes, E&P waste activity or acquisitions drive further growth

Q1 2019 FINANCIAL HIGHLIGHTS

- Revenue: $1.245 billion, or $5 million above upper end of our outlook
  - Solid waste price increases of over 5.2% => above high end of range
  - Volume down 1.2% => intentional shedding and impact of winter weather
  - E&P revenues up 14% YoY
  - Recycled commodity prices continued to decline
    - OCC prices down 24% YoY and down 17% sequentially
    - Mixed paper down ~65% YoY
- Net income attributable to Waste Connections: $125.6 million
- Adjusted EBITDA: $385.7 million => 31.0% of revenues, 10 bps above our outlook in spite of lower recycled commodities and tough winter weather
  - Excluding impact of acquisitions and decline in recycling values, up 45bps YoY
- Net cash provided by operating activities: $363.8 million
- Adjusted free cash flow: $246.3 million => 19.8% of revenue
- Acquisition activity => trending to another above average year
  - Signed or closed acquisitions as of April 24th YTD with over ~$100 million annualized revenues

13

14 Q2 2019 OUTLOOK*  Revenue: ~$ 1.360 billion  Price growth => 4.5% - 5.0%  Volumes => flat to up 0.5%  Sequential increase of ~150bps on pick - up in special waste  Includes ~50bps impact of purposeful shedding  Assumes continued weakness in recycled commodity values  Net income attributable to Waste Connections: $162.4 million  Adjusted EBITDA: ~$434 million, or 31.9% of revenue  Includes margin dilutive impact of acquisitions since year ago period and lower recycled commodity values  Expect to update full year outlook in July  Adjusted free cash flow already solidly tracking to achieve initial full year outlook of $950 million ___________________ * As of April 25, 2019.

15 CURRENT OBSERVATIONS*  Continued strength in solid waste  Price growth => at or above upper end of outlook  Volumes => sequential improvement driving positive reported volumes  Ongoing reductions in high margin commodity - linked revenues expected to impact Q2 - Q4 results  Additional 30% erosion in recycled commodity values during Q2 driving YoY declines of 40% - 50% => incremental ~$5mm EBITDA headwind per quarter  ~10% reduction in rig count since year end => incremental $3mm - $5mm EBITDA headwind per quarter from slowdown in E&P waste activity  Contribution from acquisitions expected to offset headwinds mostly during 2H ‘19  EBITDA offset from comparatively lower margin revenue => impacts EBITDA margins on a reported basis  2H ‘19 EBITDA contributions expected to offset potential Q2 impact __________________ * As of June 3, 2019.

16 NON - GAAP RECONCILIATION SCHEDULES

NON-GAAP RECONCILIATION SCHEDULE

(in thousands, except share and per share amounts)

Adjusted EBITDA*	2016	2017	2018	Q119	Q219e **	2019e **
Net income (loss) attributable to Waste Connections	246,540	576,817	546,871	125,622	162,400	636,000
Plus: Net income attributable to noncontrolling interests	781	603	283	(45)	200	1,000
Plus/less: Income tax provision (benefit)	114,044	(68,910)	159,986	27,968	45,900	201,000
Plus: Interest Expense	92,709	125,297	132,104	37,287	36,000	134,000
Less: Interest Income	(602)	(5,173)	(7,170)	(3,311)		
Plus: Depreciation and Amortization	463,912	632,484	680,487	177,389	186,000	720,000
Plus: Closure and post-closure accretion	8,936	11,781	12,997	3,490	3,500	13,000
Plus: Impairments and other operating items	27,678	156,493	20,118	16,112		
Less/plus: Other expense (income), net	(53)	(3,736)	(1,263)	(2,558)		
Plus/less: Foreign currency transaction loss (gain)	(1,121)	2,200	1,433	(103)		
Adjustments:						
Plus: Transaction-related expenses	47,842	5,700	8,607	837		
Plus: Fair value changes to equity awards	14,289	16,357	9,205	3,021		
Plus: Integration-related and other expenses	44,336	10,612	2,760			
Plus: Synergy bonus	11,798					
Adjusted EBITDA*	1,071,089	1,460,525	1,566,418	385,709	434,000	1,705,000
Revenues	3,375,863	4,630,488	4,922,941	1,244,637	1,360,000	5,310,000
Adjusted EBITDA* as % of Revenues	31.7%	31.5%	31.8%	31.0%	31.9%	32.1%

*Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Other companies may calculate differently.

**2019e based on February 2019 outlook; Q219e based on April outlook.

Adjusted Free Cash Flow* 2016 2017 2018 2019e** Net cash provided by operating activities 795,312 1,187,260 1,411,235 1,525,000 Plus/less: Change in book overdraft (1,305) 8,241 (839) Plus: Proceeds from disposal of assets 4,604 28,432 5,385 Plus: Excess tax benefit associated with equity-based compensation 5,196 Less: Capital Expenditures (344,723) (479,287) (546,145) (575,000) Less: Distributions to noncontrolling interests (3) (103) Adjustments: Payment of contingent consideration recorded in earnings 493 10,012 11 Cash received for divestitures (21,100) (2,030) Transaction-related expenses 45,228 5,700 8,607 Integration-related and other expenses 82,526 10,602 2,760 Pre-existing Progressive Waste share-based grants 17,037 5,772 Synergy Bonus 11,798 Tax Effect (36,384) (14,804) (4,752) Adjusted Free Cash Flow* 550,944 763,891 879,901 950,000 Revenues 3,375,863 4,630,488 4,922,941 5,310,000 Adjusted EBITDA * 1,071,089 1,460,525 1,566,418 1,705,000 Adjusted Free Cash Flow* as % of Revenues 16.3% 16.5% 17.9% 17.9% Adjusted Free Cash Flow* as % of Adjusted EBITDA* 51.4% 52.3% 56.2% 55.7% Diluted shares outstanding 231,081,497 264,302,411 264,395,618 264,500,000 **2019e based on February 2019 outlook *Adjusted free cash flow, free cash flow as % of revenue and adjusted EBITDA, non-GAAP financial measures, are provided supplementally because they are widely used by investors as valuation and liquidity measures. Other companies may calculate these metrics differently. NON-GAAP RECONCILIATION SCHEDULE (in thousands, except share and per share amounts)

PRINCIPAL ADMINISTRATIVE OFFICES 3 Waterway Square Place, Suite 110 The Woodlands, TX 77380 (832) 442 - 2200 http://wasteconnections.investorroom.com INVESTOR RELATIONS Mary Anne Whitney, SVP CFO Phone: (832) 442 - 2253 maryannew@wasteconnections.com